Exhibit 99.1

SPRIZA RESPONDS TO TEMPORARY TRADING HALT

EL SEGUNDO, CA – March 25, 2015: Spriza, Inc. (“Spriza” or the “Company”) (OTCBB: SPRZ). Spriza is in the business of building and managing a social network platform for companies and advertising agencies to build their brand and market share by offering group prizes and incentives to the public. Spriza is issuing this news release in response to and at the request of the Alberta Securities Commission (the “ASC”) in connection with the temporary halt trade order (the “Halt Trade Order”) issued by the ASC and the United States Securities and Exchange Commission.

Unauthorized Third Party Campaigns

On or about February 9, 2015, the Company became aware of two unauthorized third parties that had initiated two promotional campaigns touting the growth of Spriza and its common stock. An unauthorized third promotional campaign was initiated on February 18, 2015. Spriza has had no communication with any of these unauthorized third party promotional campaigns and at the guidance of its US counsel has initiated Cease and Desist orders where possible, including to Financial Times Publishing Corp, Ltd., which owns StreetReview.com, and Black Lotus, which hosts StreetReview.com.

Prior to the initiation of the unauthorized promotional campaigns, the shares of Spriza traded in small volumes in an orderly fashion. The unauthorized promotional campaigns coincided with, and may have effected, a significant increase in Spriza’s trading volume and share price volatility between January 28, 2015 and February 24, 2015.

There are three unauthorized third party promotional campaigns that the Company is aware of:

  A report dated January 28, 2015 by StreetReview which states it is owned and operated by Financial Times Publishing Corp. Ltd with an address in New York, NY, USA. StreetReview states “Financial times Publishing Corp. Ltd. has been compensated sixteen thousand dollars for the production of Spriza Inc. company report by an unaffiliated third party.” The website also states “StreetReview and its  affiliates  have  received or  expects  to receive  and manage  a  total advertising budget of one hundred and seventy five thousand dollars for publishing this advertisement”;

  An undated report by Trading Digest Magazine (www.tradingdigest.com) which states an address in New York, NY, USA and that they are funded by Speedwell Corporation, Ltd. and promote The Moskowitz Report and Charles Moskowitz who “…has been paid seventy five hundred dollars for his contributions”. Trading Digest states “Speedwell Corporation,  Ltd.,  located  in  Hong Kong, has made available an advertising budget of up to two million five  hundred  thousand dollars”; and

  A report dated February 18, 2015 by Advent Financial Advisors Inc. (“Advent”) which issued an Initiation Report dated February 18, 2015. Advent does not list any address or contact information on their Initiation Report on Spriza. Advent states it “…received $12,000 from an unaffiliated third party to write this report on Spriza, Inc.”

Neither Spriza nor any of its officers and directors are aware of who beneficially owns or controls the entities funding the above promotional campaigns, or what interest they may have in promoting Spriza’s common stock. Furthermore the unauthorized third party promotional campaigns have had a negative effect on Spriza’s brand as some of the statements made in the third party reports are extremely promotional and could mislead clients and investors as to Spriza’s short and long term potential.

There are a number of statements in the unauthorized third party promotional campaigns materials, including but not limited to comparisons to large cap social media companies. While Spriza’s platform for contest management has an operational similarity to these well known brands, it is not to be construed that Spriza is or will be their market equivalents. Spriza has been operational for less than a year and while it has some success with well known brands and agencies signing on as clients, it is still in the early stages of growing and building its own brand and business.

Some of the third party reports imply that a variety of big brand companies are using Spriza, when in fact these companies may have active contests that are only hosted by Spriza on its website as a benefit to Spriza’s subscribers. While Spriza may have introduced itself to some of these companies and is striving to build a client relationship, it does not mean that the brands are aware of Spriza. These and other companies simply have open contests available to the public and these contests are available through Spriza’s website and Spriza has not received any fees to aggregate and post these contests on its website.

Some of the third party reports may also quote numbers on the digital advertising and marketing budgets available globally but do not quote the sources for the values. There is a statement on Spriza being “revenue positive”.  While Spriza is generating revenues, it is currently operating at a loss.  Spriza is focused on attracting new clients through its recently completed operating system, the Android and iOS Mobile Applications, the Do It Yourself Kit and the Agency Kit.

For clarification, Spriza launched its enhanced platform in May of 2014 and to date has run and managed contests for seven clients of which five paid a fee to Spriza, while two were implemented as good will gesture to build its brand and case studies. Spriza is also aggregating and posting a large volume of premium contests on its website to provide a wider variety of contests and prizes to its subscriber base, but Spriza does not receive any compensation to post these contests on its website.

Spriza’s client list since launch in May, 2014 includes:

Pinoy Great Deals / Digital Marketing Philippines
Mantaray Creative on behalf of WWMV / Rock n Roll Fantasy Camp Canada
Members Canada / on behalf of 8580243 CANADA INC

Cowboys/Smithbuilt
TLINK GOLF INC
Double Down Interactive,
LLC iProspect & EDEN
CHEESE

The aforementioned clients are the only entities that Spriza has entered into a contract with to date. Any suggestions to the contrary in third party marketing materials should not be relied upon.

Alberta Securities Commission Review of Spriza’s Disclosure

Staff at the ASC has determined that, in their view, certain of the Company’s previous disclosure, including disclosure in a Form 8-K dated January 16, 2015 and filed on SEDAR on January 19, 2015, where Spriza stated or suggested the following, is misleading:

  Spriza’s ability to attract online users rivals any other social network, including Facebook;
  Spriza can be placed in the same valuation category as Pinterest, Facebook LinkedIn and Twitter;
  Spriza could reach 70 million users in roughly a year and a half;
  Spriza will be running numerous contests at any one time; and
  Spriza is the world’s leading social network for groups and prizes.

At the time the disclosure was made, in the ASC’s view, Spriza did not have an adequate basis for such disclosure.

Spriza believes it is a viable and commercial business. Spriza believes it has been forthright and cooperative with the ASC.  In respect of the statements set out above, Spriza advises investors and potential investors as follows: (i) Spriza has limited operating history and is in the early stages of growing and building its own brand and business; (ii) there is no assurance that Spriza’s business will be profitable or that the Company will ever generate sufficient revenues to fully meet expenses and totally support anticipated activities; (iii) Spriza is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in commercial implementation, and failure of products to perform as expected; (iv) the results achieved in any prior contest may not be indicative of results achieved for future contests; (v) the initial results achieved in any contest may not be indicative of results achieved throughout the duration of a contest; (vi) Spriza may never achieve broad market acceptance; (vii) the Company’s references to “users” includes persons that register with the Company, visit our website and/or are directed to our website through client databases; (viii) the financial results and growth of other well-established social media platforms, should not be considered indicative of the Company’s expected results and there is no assurance that the Company will ever achieve profitable operations or growth; (ix) while Spriza has the ability to run numerous contests at any one time, Spriza has not yet run multiple contests; and (x) the Company has a patent pending contest marketing platform, SPRIZA’s Content Management System, with hosting, distribution and real time analytic methodologies that makes Spriza unique in the social media contest, loyalty and charity programs space. For additional information about the Company and the risks relating to the Company’s business, see the Company’s annual reports on Form 10-K and the Company’s other disclosure documents filed from time to time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time to time on SEDAR at www.sedar.com.

The expiration of the Halt Trade Order does not imply that the ASC has endorsed or otherwise approved the Company’s disclosure and it does not preclude the ASC from taking any additional regulatory action where deemed appropriate.

About Spriza, Inc.

Spriza, Inc. business is building a social network for group prizes and incentives and is an emerging growth public company.

Spriza's intellectual property is a robust and effective incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through an online contest marketing solution "SPRIZA™". SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling branders to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with Social Media engines and offers full mobile capability to engage popular mobile applications.

For more information, contact:

Internal Communications
info@spriza.com
www.spriza.com/investors